Exhibit 3.20

Trinseo Materials S.à r.l.

Société á responsabilité limitée

Siège social: 4, rue Lou Hemmer, L – 1748 Luxembourg-Findel

(anc. 9A, rue Gabriel Lippmann, L-5365 Munsbach)

R.C.S. Luxembourg: B 162.639

constitution

29.07.2011 Maître Martine SCHAEFFER, notaire        C 2355 du 04.10.2011

de résidence à Luxembourg

dernière modification

1.8.2013 Maître Marc LOESCH, notaire        en cours de publication

de résidence à Mondorf-les-Bains

STATUTS COORDONNES

I. Name - Registered office - Object - Duration

Art. 1. Name. The name of the company is “Trinseo Materials S.à r.l.” (the Company). The Company is a private limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg and, in particular, the law of August 10, 1915, on commercial companies, as amended (the Law), and these articles of incorporation (the Articles).

Art. 2. Registered office.

2.1. The Company’s registered office is established in municipality of Niederanven, Grand Duchy of Luxembourg. It may be transferred within the municipality by a resolution of the board of managers. The registered office may be transferred to any other place in the Grand Duchy of Luxembourg by a resolution of the shareholders, acting in accordance with the conditions prescribed for the amendment of the Articles.

2.2. Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the board of managers. Where the board of managers determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events may interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these circumstances. Such temporary measures have no effect on the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, remains a Luxembourg incorporated company.

1/14

Art. 3. Corporate object.

3.1. The purpose of the Company is the acquisition of participations, in Luxembourg or abroad, in any companies or enterprises in any form whatsoever and the management of such participations. The Company may in particular acquire by subscription, purchase and exchange or in any other manner any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company or enterprise. It may further invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin.

3.2. The Company may borrow in any form, except by way of public offer. It may issue, by way of private placement only, notes, bonds and any kind of debt and equity securities. The Company may lend funds including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies. The Company may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over all or some of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person. For the avoidance of doubt, the Company may not carry out any regulated activities of the financial sector without having obtained the required authorisation.

3.3. The Company may use any techniques and instruments to efficiently manage its investments and to protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.4. The Company may carry out any commercial, financial or industrial operations and any transactions with respect to real estate or movable property which, directly or indirectly, favour or relate to its corporate object.

Art. 4. Duration.

4.1. The Company is formed for an unlimited duration.

4.2.The Company is not dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or several shareholders.

II. Capital - Shares

Art. 5. Capital.

5.1. The share capital is set at twenty-three million five hundred seventeen thousand three hundred ninety-eight United States Dollars and seventy-two cents (USD 23,517,398.72) represented by two billion three hundred fifty-one million seven hundred thirty-nine thousand eight hundred seventy-two (2,351,739,872) shares in registered form, having a par value of one United States Dollar cent (USD 0.01) each, all subscribed and fully paid-up.

5.2. The share capital may be increased or decreased in one or several times by a resolution of the shareholders, acting in accordance with the conditions prescribed for the amendment of the Articles.

2/14

Art. 6. Shares.

6.1. The shares are indivisible and the Company recognises only one (1) owner per share.

6.2. Shares are freely transferable among shareholders.

Where the Company has a sole shareholder, shares are freely transferable to third parties.

Where the Company has more than one shareholder, the transfer of shares (inter vivos) to third parties is subject to the prior approval of the shareholders representing at least three- quarters of the share capital.

The transfer of shares by reason of death to third parties must be approved by the shareholders representing three-quarters of the rights owned by the survivors.

A share transfer is only binding upon the Company or third parties following a notification to, or acceptance by, the Company in accordance with article 1690 of the Civil Code.

6.3. A register of shareholders is kept at the registered office and may be examined by each shareholder upon request.

6.4. The Company may redeem its own shares provided that the Company has sufficient distributable reserves for that purpose or if the redemption results from a reduction of the Company’s share capital.

III. Management - Representation

Art. 7. Appointment and removal of managers.

7.1. The Company is managed by one or more managers appointed by a resolution of the shareholders, which sets the term of their office. The managers need not be shareholders.

7.2. The managers may be removed at any time (with or without cause) by a resolution of the shareholders.

Art. 8. Board of managers. If several managers are appointed, they constitute the board of managers (the Board).

8.1. Powers of the board of managers

(i) All powers not expressly reserved to the shareholder(s) by the Law or the Articles fall within the competence of the Board, who has all powers to carry out and approve all acts and operations consistent with the corporate object.

(ii) Special and limited powers may be delegated for specific matters to one or more agents by the Board.

8.2. Procedure

(i) The Board meets upon the request of any manager, at the place indicated in the convening notice which, in principle, is in Luxembourg.

3/14

(ii) Written notice of any meeting of the Board is given to all managers at least twenty-four (24) hours in advance, except in case of emergency, the nature and circumstances of which are set forth in the notice of the meeting.

(iii) No notice is required if all members of the Board are present or represented and if they state to have full knowledge of the agenda of the meeting. Notice of a meeting may also be waived by a manager, either before or after a meeting. Separate written notices are not required for meetings that are held at times and places indicated in a schedule previously adopted by the Board.

(iv) A manager may grant a power of attorney to another manager in order to be represented at any meeting of the Board.

(v) The Board can validly deliberate and act only if a majority of its members is present or represented. Resolutions of the Board are validly taken by the majority of the votes cast. The resolutions of the Board are recorded in minutes signed by the chairman of the meeting or, if no chairman has been appointed, by all the managers present or represented.

(vi) Any manager may participate in any meeting of the Board by telephone or video conference or by any other means of communication allowing all the persons taking part in the meeting to identify, hear and speak to each other. The participation by these means is deemed equivalent to a participation in person at a meeting duly convened and held.

(vii) Circular resolutions signed by all the managers (the Managers Circular Resolutions), are valid and binding as if passed at a Board meeting duly convened and held and bear the date of the last signature.

8.3. Representation

(i) The Company is bound towards third parties in all matters by the signature of any manager.

(ii) The Company is also bound towards third parties by the signature of any persons to whom special powers have been delegated.

Art. 9. Sole manager.

9.1.If the Company is managed by a sole manager, any reference in the Articles to the Board or the managers is to be read as a reference to such sole manager, as appropriate.

9.2.The Company is bound towards third parties by the signature of the sole manager.

9.3.The Company is also bound towards third parties by the signature of any persons to whom special powers have been delegated.

Art. 10. Liability of the managers. The managers may not, by reason of their mandate, be held personally liable for any commitments validly made by them in the name of the Company, provided such commitments comply with the Articles and the Law.

4/14

IV. Shareholder(s)

Art. 11. General meetings of shareholders and Shareholders circular resolutions.

11.1. Powers and voting rights

(i) Resolutions of the shareholders are adopted at a general meeting of shareholders (the General Meeting) or by way of circular resolutions (the Shareholders Circular Resolutions).

(ii) Where resolutions are to be adopted by way of Shareholders Circular Resolutions, the text of the resolutions is sent to all the shareholders, in accordance with the Articles. Shareholders Circular Resolutions signed by all the shareholders are valid and binding as if passed at a General Meeting duly convened and held and bear the date of the last signature.

(iii) Each share entitles to one (1) vote.

11.2. Notices, quorum, majority and voting procedures

(i) The shareholders are convened to General Meetings or consulted in writing at the initiative of any manager or shareholders representing more than one-half of the share capital.

(ii) Written notice of any General Meeting is given to all shareholders at least eight (8) days in advance of the date of the meeting, except in case of emergency, the nature and circumstances of which are set forth in the notice of the meeting.

(iii) General Meetings are held at such place and time specified in the notices.

(iv) If all the shareholders are present or represented and consider themselves as duly convened and informed of the agenda of the meeting, the General Meeting may be held without prior notice.

(v) A shareholder may grant a written power of attorney to another person, whether or not a shareholder, in order to be represented at any General Meeting.

(vi) Resolutions to be adopted at General Meetings are passed by shareholders owning more than one-half of the share capital. If this majority is not reached at the first General Meeting, the shareholders are convened by registered letter to a second General Meeting and the resolutions are adopted at the General Meeting by a majority of the votes cast, regardless of the proportion of the share capital represented.

(vii) The Articles are amended with the consent of a majority (in number) of shareholders owning at least three-quarters of the share capital.

(viii) Any change in the nationality of the Company and any increase of a shareholder’s commitment in the Company require the unanimous consent of the shareholders.

Art. 12. Sole shareholder.

12.1. Where the number of shareholders is reduced to one (1), the sole shareholder exercises all powers conferred by the Law to the General Meeting.

5/14

12.2. Any reference in the Articles to the shareholders and the General Meeting or to Shareholders Circular Resolutions is to be read as a reference to such sole shareholder or the resolutions of the latter, as appropriate.

12.3. The resolutions of the sole shareholder are recorded in minutes or drawn up in writing.

V. Annual accounts - Allocation of profits - Supervision

Art. 13. Financial year and Approval of annual accounts.

13.1. The financial year begins on the first (1) of January and ends on the thirty-first (31) of December of each year.

13.2. Each year, the Board prepares the balance sheet and the profit and loss account, as well as an inventory indicating the value of the Company’s assets and liabilities, with an annex summarising the Company’s commitments and the debts of the manager(s) and shareholders towards the Company.

13.3. Each shareholder may inspect the inventory and the balance sheet at the registered office.

13.4. The balance sheet and profit and loss account are approved at the annual General Meeting or by way of Shareholders Circular Resolutions within six (6) months of the closing of the financial year.

Art. 14. Reviseurs d’entreprises.

14.1. The operations of the Company are supervised by one or several reviseurs d’entreprises, when so required by law.

14.2. The shareholders appoint the reviseurs d’entreprises, if any, and determine their number, remuneration and the term of their office, which may not exceed six (6) years. The reviseurs d’entreprises may be reappointed.

Art. 15. Allocation of profits.

15.1. From the annual net profits of the Company, five per cent (5%) is allocated to the reserve required by Law. This allocation ceases to be required when the legal reserve reaches an amount equal to ten per cent (10%) of the share capital.

15.2. The shareholders determine how the balance of the annual net profits is allocated. It may allocate such balance to the payment of a dividend, transfer such balance to a reserve account or carry it forward in accordance with applicable legal provisions.

15.3. Interim dividends may be distributed, at any time, under the following conditions:

(i) interim accounts are drawn up by the Board;

(ii) these interim accounts show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed profits made since the end of the last financial year for which the annual

6/14

accounts have been approved, if any, increased by carried forward profits and distributable reserves, and decreased by carried forward losses and sums to be allocated to the legal reserve;

(iii) the decision to distribute interim dividends must be taken by the Board within two (2) months from the date of the interim accounts;

(iv) the rights of the creditors of the Company are not threatened, taking into account the assets of the Company; and

(v) where the interim dividends paid exceed the distributable profits at the end of the financial year, the shareholders must refund the excess to the Company.

VI. Dissolution - Liquidation

16.1. The Company may be dissolved at any time, by a resolution of the shareholders, adopted with the consent of a majority (in number) of shareholders owning at least three-quarters of the share capital. The shareholders appoint one or several liquidators, who need not be shareholders, to carry out the liquidation and determine their number, powers and remuneration. Unless otherwise decided by the shareholders, the liquidators have the broadest powers to realise the assets and pay the liabilities of the Company.

16.2. The surplus after the realisation of the assets and the payment of the liabilities is distributed to the shareholders in proportion to the shares held by each of them.

VII. General provisions

17.1. Notices and communications are made or waived and the Managers Circular Resolutions as well as the Shareholders Circular Resolutions are evidenced in writing, by telegram, telefax, e-mail or any other means of electronic communication.

17.2. Powers of attorney are granted by any of the means described above. Powers of attorney in connection with Board meetings may also be granted by a manager in accordance with such conditions as may be accepted by the Board.

17.3. Signatures may be in handwritten or electronic form, provided they fulfil all legal requirements to be deemed equivalent to handwritten signatures. Signatures of the Managers Circular Resolutions, the resolutions adopted by the Board by telephone or video conference and the Shareholders Circular Resolutions, as the case may be, are affixed on one original or on several counterparts of the same document, all of which taken together constitute one and the same document.

17.4. All matters not expressly governed by the Articles are determined in accordance with the law and, subject to any non waivable provisions of the law, any agreement entered into by the shareholders from time to time.

Suit la version française du texte qui précède:

I. Dénomination - Siège social - Objet - Durée

Art. 1 er . Dénomination Le nom de la société est “Trinseo Materials S.à r.l.” (la Société). La Société est une société à responsabilité limiteé régie par les lois du Grand-Duché de Luxembourg, et en particulier par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la Loi), ainsi que par les présents statuts (les Statuts).

7/14

Art. 2. Siège social.

2.1. Le siège social de la Société est établi dans la commune de Niederanven, Grand-Duché de Luxembourg. Il peut être transféré dans la commune par décision du conseil de gérance. Le siège social peut être transféré en tout autre endroit du Grand-Duché de Luxembourg par une résolution des associés, selon les modalités requises pour la modification des Statuts.

2.2. Il peut être créé des succursales, filiales ou autres bureaux tant au Grand-Duché de Luxembourg qu’à l’étranger par décision du conseil de gérance. Lorsque le conseil de gérance estime que des développements ou événements extraordinaires d’ordre politique ou militaire se sont produits ou sont imminents, et que ces développements ou évènements sont de nature compromettre les activités normales de la Société à son siège social, ou la communication aisée entre le siège social et l’étranger, le siège social peut être transféré provisoirement à l’étranger, jusqu’à cessation complète de ces circonstances. Ces mesures provisoires n’ont aucun effet sur la nationalité de la Société qui, nonobstant le transfert provisoire de son siège social, reste une société luxembourgeoise.

Art. 3. Objet social.

3.1. L’objet de la Société est la prise de participations, tant au Luxembourg qu’à l’étranger, dans toutes sociétés ou entreprises sous quelque forme que ce soit, et la gestion de ces participations. La Société peut notamment acquérir par souscription, achat et échange ou de toute autre manière tous les titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette, et plus généralement, toutes valeurs et instruments financiers émis par toute entité publique ou privée. Elle peut participer à la création, au développement, à la gestion et au contrôle de toute société ou entreprise. Elle peut en outre investir dans l’acquisition et la gestion d’un portefeuille de brevets ou d’autres droits de propriété intellectuelle de quelque nature ou origine que ce soit.

3.2. La Société peut emprunter sous quelque forme que ce soit, sauf par voie d’offre publique. Elle peut procéder, uniquement par voie de placement privé, à l’émission de billets à ordre, d’obligations et de titres et instruments de toute autre nature. La Société peut prêter des fonds, y compris notamment, les revenus de tout emprunt, à ses filiales, sociétés affiliées ainsi qu’à toutes autres sociétés. La Société peut également consentir des garanties et nantir, céder, grever de charges ou autrement créer et accorder des sûretés sur toute ou partie de ses actifs afin de garantir ses propres obligations et celles de toute autre société et, de manière générale, en sa faveur et en faveur de toute autre société ou personne. En tout état de cause, la Société ne peut effectuer aucune activité réglementée du secteur financier sans avoir obtenu l’autorisation requise.

3.3. La Société peut employer toutes les techniques et instruments nécessaires à une gestion efficace de ses investissements et à sa protection contre les risques de crédit, les fluctuations monétaires, les fluctuations de taux d’intérêt et autres risques.

3.4. La Société peut effectuer toutes les opérations commerciales, financières ou industrielles et toutes les transactions concernant des biens immobiliers ou mobiliers qui, directement ou indirectement, favorisent ou se rapportent à son objet social.

8/14

Art. 4. Durée.

4.1. La Société est formée pour une durée indéterminée.

4.2. La Société n’est pas dissoute en raison de la mort, de la suspension des droits civils, de l’incapacité de l’insolvabilité, de la faillite ou de tout autre évènement similaire affectant un ou plusieurs associés.

II. Capital - Parts Sociales

Art. 5. Capital.

5.1. Le capital social est fixé à vingt-trois millions cinq cent dix-sept mille trois cent quatre-vingts dix-huit dollars américains et soixante-douze cents (USD 23.517.398,72), représenté par deux milliards trois cent cinquante-et-un millions sept cent trente-neuf mille huit cent soixante-douze (2.351.739.872) parts sociales sous forme nominative ayant une valeur nominale d’un cent (USD 0,01) chacune, toutes souscrites et entièrement libérées.

5.2. Le capital social peut être augmenté ou réduit à une ou plusieurs reprises par une résolution des associés, adoptée selon les modalités requises pour la modification des Statuts.

Art. 6. Parts sociales.

6.1. Les parts sociales sont indivisibles et la Société ne reconnaît qu’un

(1) seul propriétaire par part sociale.

6.2. Les parts sociales sont librement cessibles entre associés.

Lorsque la Société a un associé unique, les parts sociales sont librement cessibles aux tiers.

Lorsque la Société a plus d’un associé, la cession des parts sociales (inter vivos) à des tiers est soumise à l’accord préalable des associés représentant au moins les trois-quarts du capital social.

Une cession de parts sociales à un tiers en raison de décès doit être approuvée par les associés qui représentent les trois-quarts des droits détenus par les survivants.

Une cession de parts sociales n’est opposable à l’égard de la Société ou des tiers, qu’après avoir été notifiée à la Société ou acceptée par celle-ci conformément à l’article 1690 du Code Civil.

6.3. Un registre des associés est tenu au siège social et peut être consulté à la demande de chaque associé.

6.4. La Société peut racheter ses propres parts sociales à condition que la Société ait des réserves distribuables suffisantes à cet effet ou que le rachat résulte de la réduction du capital social de la Société.

9/14

III. Gestion - Représentation

Art. 7. Nomination et révocation des gérants.

7.1. La Société est gérée par un ou plusieurs gérants nommés par une résolution des associés, qui fixe la durée de leur mandat. Les gérants ne doivent pas nécessairement être associés

7.2. Les gérants sont révocables à tout moment (avec ou sans raison) par une décision des associés.

Art. 8. Conseil de gérance. Si plusieurs gérants sont nommés, ils constituent le conseil de gérance (le Conseil).

8.1. Pouvoirs du conseil de gérance

(i) Tous les pouvoirs non expressément réservés par la Loi ou les Statuts aux associés sont de la compétence du Conseil, qui a tous les pouvoirs pour effectuer et approuver tous les actes et opérations conformes à l’objet social.

(ii) Des pouvoirs spéciaux et limités peuvent être délégués par le Conseil à un ou plusieurs agents pour des tâches spécifiques.

8.2. Procédure

(i) Le Conseil se réunit sur convocation de tout gérant au lieu indiqué dans l’avis de convocation, qui en principe, est au Luxembourg.

(ii) II est donné à tous les gérants une convocation écrite de toute réunion du Conseil au moins vingt-quatre (24) heures à l’avance, sauf en cas d’urgence, auquel cas la nature et les circonstances de cette urgence sont mentionnées dans la convocation à la réunion.

(iii) Aucune convocation n’est requise si tous les membres du Conseil sont présents ou représentés et s’ils déclarent avoir parfaitement eu connaissance de l’ordre du jour de la réunion. Un gérant peut également renoncer à la convocation à une réunion, que ce soit avant ou après ladite réunion. Des convocations écrites séparées ne sont pas exigées pour des réunions se tenant dans des lieux et à des heures fixés dans un calendrier préalablement adopté par le Conseil.

(iv) Un gérant peut donner une procuration à un autre gérant afin de le représenter à toute réunion du Conseil.

(v) Le Conseil ne peut délibérer et agir valablement que si la majorité de ses membres sont présents ou représentés. Les décisions du Conseil sont valablement adoptées à la majorité des voix des gérants présents ou représentés. Les décisions du Conseil sont consignées dans des procès-verbaux signés par le président de la réunion ou, si aucun président n’a été nommé, par tous les gérants présents ou représentés.

(vi) Tout gérant peut participer à toute réunion du Conseil par téléphone ou visioconférence ou par tout autre moyen de communication permettant à 1’ensemble des personnes participant à la réunion de s’identifier, de s’entendre et de se parler. La participation par un de ces moyens équivaut à une participation en personne à une réunion valablement convoquée et tenue.

(vii) Des résolutions circulaires signées par tous les gérants (les Résolutions Circulaires des Gérants) sont valables et engagent la Société comme si elles avaient été adoptées lors d?une réunion du Conseil valablement convoquée et tenue et portent la date de la dernière signature.

10/14

8.3 Représentation

(i) La Société est engagée vis-à-vis des tiers en toutes circonstances par la signature d’un gérant.

(ii) La Société est également engagée vis-à-vis des tiers par la signature de toutes les personnes à qui des pouvoirs spéciaux ont été délégués.

Art. 9. Gérant unique.

9.1. Si la Société est gérée par un gérant unique, toute référence dans les Statuts au Conseil ou aux gérants doit être considérée, le cas échéant, comme une référence au gérant unique.

9.2. La Société est engagée vis-à-vis des tiers par la signature du gérant unique.

9.3. La Société est également engagée vis-à-vis des tiers par la signature de toutes les personnes à qui des pouvoirs spéciaux ont été délégués.

Art. 10. Responsabilité des gérants. Les gérants ne contractent, à raison de leur fonction, aucune obligation personnelle concernant les engagements régulièrement pris par eux au nom de la Société, dans la mesure où ces engagements sont conformes aux Statuts et à la Loi.

IV. Associé(s)

Art. 11. Assemblées générales des associés et Résolutions circulaires des associés.

11.1 Pouvoirs et droits de vote

(i) Les résolutions des associés sont adoptées en assemblée générale des associés (l’Assemblée Générale) ou par résolutions circulaires (les Résolutions Circulaires des Associés).

(ii) Dans le cas où les résolutions sont adoptées par Résolutions Circulaires des Associés, le texte des résolutions est communiqué à tous les associés, conformément aux Statuts. Les Résolutions Circulaires des Associés signées par tous les associés sont valables et engagent la Société comme si elles avaient été adoptées lors d’une Assemblée Générale valablement convoquée et tenue et portent la date de la dernière signature.

(iii) Chaque part sociale donne droit à un (1) vote.

11.2. Convocations, quorum, majorité et procédure de vote

(i) Les associés sont convoqués aux Assemblées Générales ou consultés par écrit à l’initiative de tout gérant ou des associés représentant plus de la moitié du capital social.

11/14

(ii) Une convocation écrite à toute Assemblée Générale est donnée à tous les associés au moins huit (8) jours avant la date de l’assemblée, sauf en cas d’urgence, auquel cas, la nature et les circonstances de cette urgence sont précisées dans la convocation à ladite assemblée.

(iii) Les Assemblées Générales seront tenues au lieu et heure précisés dans les convocations.

(iv) Si tous les associés sont présents ou représentés et se considèrent comme ayant été valablement convoqués et informés de l’ordre du jour de l’assemblée, l’Assemblée Générale peut se tenir sans convocation préalable.

(v) Un associé peut donner une procuration écrite à toute autre personne, associé ou non, afin de le représenter à toute Assemblée Générale.

(vi) Les décisions à adopter par l’Assemblée Générale sont adoptées par des associés détenant plus de la moitié du capital social. Si cette majorité n’est pas atteinte à la première Assemblée Générale, les associés sont convoqués par lettre recommandée à une seconde Assemblée Générale, et les décisions sont adoptées par l’Assemblée Générale à la majorité des voix exprimées, sans tenir compte de la proportion du capital social représenté.

(vii) Les Statuts sont modifiés avec le consentement de la majorité (en nombre) des associés détenant au moins les trois-quarts du capital social.

(viii) Tout changement de nationalité de la Société ainsi que toute augmentation de l’engagement d’un associé dans la Société exige le consentement unanime des associés.

Art. 12. Associé unique.

12.1 Dans le cas où le nombre des associés est réduit à un (1), l’associé unique exerce tous les pouvoirs conférés par la Loi à l’Assemblée Générale.

12.2. Toute référence dans les Statuts aux associés et à l’Assemblée Générale ou aux Résolutions Circulaires des Associés doit être considérée, le cas échéant, comme une référence à l’associé unique ou aux résolutions de ce dernier.

12.3. Les résolutions de l’associé unique sont consignées dans des procès-verbaux ou rédigées par écrit

V. Comptes Annuels - Affectation des bénéfices - Contrôle

Art. 13. Exercice social et approbation des comptes annuels.

13.1. L’exercice social commence le premier (1) janvier et se termine le trente et un (31) décembre de chaque année.

13.2. Chaque année, le Conseil dresse le bilan et le compte de profits et pertes, ainsi qu’un inventaire indiquant la valeur des actifs et passifs de la Société, avec une annexe résumant les engagements de la Société ainsi que les dettes du ou des gérants et des associés envers la Société.

13.3. Tout associé peut prendre connaissance de l’inventaire et du bilan au siège social.

13.4. Le bilan et le compte de profits et pertes sont approuvés par l’Assemblée Générale annuelle ou par Résolutions Circulaires des Associés dans les six (6) mois de la clôture de l’exercice social.

12/14

Art. 14. Réviseurs d’entreprises.

14.1. Les opérations de la Société sont contrôlées par un ou plusieurs réviseurs d’entreprises, dans les cas prévus par la loi.

14.2. Les associés nomment les réviseurs d’entreprises, s’il y a lieu, et déterminent leur nombre, leur rémunération et la durée de leur mandat, lequel ne peut dépasser six (6) ans. Les réviseurs d’entreprises peuvent être renommés.

Art. 15. Affectation des bénéfices.

15.1 Cinq pour cent (5%) des bénéfices nets annuels de la Société sont affectés à la réserve requise par la Loi. Cette affectation cesse d’être exigée quand la réserve légale atteint dix pour cent (10%) du capital social.

15.2. Les associés décident de l’affectation du solde des bénéfices nets annuels. Ils peuvent allouer ce bénéfice au paiement d’un dividende, l’affecter à un compte de réserve ou le reporter en respectant les dispositions légales applicables.

15.3. Des dividendes intérimaires peuvent être distribués à tout moment, aux conditions suivantes:

(i) des comptes intérimaires sont établis par le Conseil;

(ii) ces comptes intérimaires montrent que des bénéfices et autres réserves (en ce compris la prime d’émission) suffisants sont disponibles pour une distribution; étant entendu que le montant à distribuer ne peut excéder le montant des bénéfices réalisés depuis la fin du dernier exercice social dont les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés et des réserves distribuables, et réduit par les pertes reportées et les sommes à affecter à la réserve légale;

(iii) la décision de distribuer des dividendes intérimaires doit être adoptée par le Conseil dans les deux (2) mois suivant la date des comptes intérimaires;

(iv) les droits des créanciers de la Société ne sont pas menacés, compte tenu des actifs de la Société; et

(v) si les dividendes intérimaires qui ont été distribués excedént les bénéfices distribuables à la fin de l’exercice social, les associés doivent reverser l’excés à la Société.

VI. Dissolution - Liquidation

16.1. La Société peut être dissoute à tout moment, par une résolution des associés adoptée par la majorité (en nombre) des associés détenant au moins les trois-quarts du capital social. Les associés nomment un ou plusieurs liquidateurs, qui n’ont pas besoin d’être associés, pour réaliser la liquidation et déterminent leur nombre, pouvoirs et rémunération. Sauf décision contraire des associés, les liquidateurs sont investis des pouvoirs les plus étendus pour réaliser les actifs et payer les dettes de la Société.

16.2. Le boni de liquidation après la réalisation des actifs et le paiement des dettes est distribué aux associés proportionnellement aux parts sociales détenues par chacun d’entre eux.

13/14

VII. Dispositions générales

17.1. Les convocations et communications, respectivement les renonciations à celles-ci, sont faites, et les Résolutions Circulaires des Gérants ainsi que les Résolutions Circulaires des Associés sont établies par écrit, télégramme, téléfax, e-mail ou tout autre moyen de communication électronique.

17.2. Les procurations sont circulées par tout moyen mentionné ci-dessus. Les procurations relatives aux réunions du Conseil peuvent également être données par un gérant conformément aux conditions acceptées par le Conseil.

17.3. Les signatures doivent être sous forme manuscrite ou électronique pour autant qu’elles remplissent toutes les conditions légales pour être jugées équivalentes à des signatures manuscrites. Les signatures des Résolutions Circulaires des Gérants, des résolutions adoptées par le Conseil par téléphone ou visioconférence et des Résolutions Circulaires des Associés, selon le cas, sont apposées sur un original ou sur plusieurs copies du même document, qui ensemble, constituent un seul et unique document.

17.4. Pour tous les points non expressément prévus par les Statuts, il est fait référence à la loi et, sous réserve des dispositions légales d’ordre public, à tout accord conclu de temps à autre entre les associés.

Pour statuts conformes, délivrés par Me Blanche MOUTRIER, notaire de résidence à Esch/ Alzette, en remplacement de Me Francis Kesseler, notaire de résidence à Esch/ Alzette dûment empêché.

Esch/ Alzette, le 19 septembre 2013

14/14